As filed with the Securities and Exchange Commission on July 23, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BELLICUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1450200
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, Texas	77030
(Address of Principal Executive Offices)	(Zip Code)

Bellicum Pharmaceuticals, Inc. 2019 Equity Incentive Plan

(Full title of the plan)

Richard A. Fair

President and Chief Executive Officer

Bellicum Pharmaceuticals, Inc.

2130 W. Holcombe Blvd., Ste. 800

Houston, Texas 77030

(832) 384-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karen E. Anderson, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000	Atabak Mokari Chief Financial Officer Bellicum Pharmaceuticals, Inc. 2130 W. Holcombe Blvd., Ste. 800 Houston, Texas 77030 (832) 384-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
2019 Equity Incentive Plan Common Stock, $0.01 par value per share	500,000(3)	$1.58	$787,500	$95.45

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Bellicum Pharmaceuticals, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 22, 2019, as reported on The Nasdaq Global Market.

(3) Represents the number of shares of Common Stock reserved for issuance under the 2019 Plan to be used exclusively for the grant of inducement awards (the “Inducement Share Pool”).

EXPLANATORY NOTE

The Registration Statement is being filed for the purpose of registering an additional 500,000 shares of the Registrant’s Common Stock to be issued pursuant to the 2019 Plan, which has been amended to provide for the Inducement Share Pool.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

The Registrant previously registered shares of its Common Stock for issuance under the 2019 Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 24, 2019 (File No. 333-232304). Pursuant to General Instruction  E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Item 8. Exhibits.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

4.4(4)	Second Amended and Restated Investor Rights Agreement by and among the Registrant and certain of its stockholders, dated August 22, 2014.

4.5(5)	Registration Rights Agreement by and among the Registrant and Baker Brothers Life Sciences, LP, and two of its affiliated funds, dated January 15, 2016.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Bellicum Pharmaceuticals, Inc. 2019 Equity Incentive Plan and forms of stock option grant notice, stock option agreement and notice of exercise, and forms of restricted stock award notice and restricted stock award agreement thereunder.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 23, 2014, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 23, 2014, and incorporated herein by reference.
(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.

(4)

Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-200328), originally filed with the Commission on November 18, 2014, as amended, and incorporated herein by reference.

(5)

Previously filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-209012), originally filed with the Commission on January 15, 2016, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 23, 2019.

BELLICUM PHARMACEUTICALS, INC.

By:	/s/ Richard A. Fair
Richard A. Fair President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Fair, as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard A. Fair Richard A. Fair	President, Chief Executive Officer and Director (Principal Executive Officer)	July 23, 2019

/s/ Atabak Mokari Atabak Mokari	Chief Financial Officer (Principal Financial Officer)	July 23, 2019

/s/ Rosemary Y. Williams Rosemary Y. Williams	Vice President of Finance and Controller (Principal Accounting Officer)	July 23, 2019

/s/ James Brown James Brown	Director (Chairman)	July 23, 2019

/s/ James M. Daly James M. Daly	Director	July 23, 2019

/s/ Stephen R. Davis Stephen R. Davis	Director	July 23, 2019

/s/ Edmund P. Harrigan Edmund P. Harrigan, M.D.	Director	July 23, 2019

/s/ Reid M. Huber Reid M. Huber, Ph.D.	Director	July 23, 2019

/s/ Judith V. Klimovsky Judith V. Klimovsky, M.D.	Director	July 23, 2019

/s/ Jon P. Stonehouse Jon P. Stonehouse	Director	July 23, 2019